United States

Securities and Exchange Commission

Washington, D. C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2007

Kansas City Life Insurance Company

(Exact Name of Registrant as Specified in Charter)

MissouriM	2-40764	44-0308260
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Broadway
Kansas City, Missouri	64111-2565
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (816) 753-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition.

Included below is a release of financial information mailed to stockholders on May 8, 2007. It reflects the financial condition, in a condensed format, for Kansas City Life Insurance Company as of March 31, 2007, and was previously included in the Company's first quarter Form 10-Q report filed on May 4, 2007.

Message from the President, CEO and Chairman of the Board

Kansas City Life Insurance Company recorded a 16% increase in net income for the first quarter of 2007. The Company earned $8.3 million or $0.70 per share in the first quarter of 2007, an increase from $7.2 million or $0.60 per share one year earlier. This increase was primarily due to $5.1 million in net realized investment gains, compared with a net realized investment loss of $0.3 million in 2006.

Insurance revenues declined 2% for the period, as reduced premiums and contract charges from closed blocks of annuity and life insurance business outpaced new sales in certain product lines. Premiums from accident and health products increased 2%, including a 12% increase in new group dental sales. New sales of deposit products, including universal life, fixed deferred annuity and variable life and annuity products, increased 9% versus the prior year. The new deposits included an increase in universal life and variable universal life sales of 14% and 19%, respectively.

Net investment income declined $1.8 million or 4% for the period, due to a combination of increased investment expenses and reduced investment assets. The net realized investment gains were largely the result of sales of real estate and the completion of the sale of Generations Bank. The Company has benefited from the rise in commercial real estate values in recent years through selected sales of real estate, and the Company continues to actively invest in this asset class.

Policyholder benefits and interest credited to policyholder account balances increased $0.7 million for the first quarter. This increase was primarily the result of increased death benefits paid. Income tax expense increased $1.3 million due to increased earnings and a decline in the Company’s tax credits from affordable housing investments.

A highlight of the Company’s first quarter in 2007 was the payment of a special dividend of $2.00 per share to shareholders as of February 13, 2007. The payment of this special dividend, in addition to continuing the quarterly dividend of $0.27 per share, was supported by the Company’s steady earnings and strong balance sheet. The Company’s increased earnings for the first quarter of 2007 provides further evidence of Kansas City Life’s resources and capacity for growth. We will continue to focus the Company’s attention and resources on growing the life insurance business.

Additionally, the Kansas City Life Board of Directors approved a quarterly dividend of $0.27 per share to be paid May 15, 2007, to shareholders of record as of May 10, 2007.

Consolidated
Balance Sheets
(Thousands)
	March 31	December 31
	2007	2006
	(Unaudited)
Assets
Investments:
Fixed maturity securities available
for sale, at fair value	$2,685,457	$2,719,439
Equity securities available
for sale, at fair value	53,419	52,351
Mortgage loans	456,346	472,019
Short-term investments	42,664	41,037
Other investments	195,473	208,925

Total investments	3,433,359	3,493,771

Cash	13,874	3,908
Deferred acquisition costs	217,123	220,595
Value of business acquired	80,742	82,769
Other assets	259,081	258,630
Separate account assets	404,210	400,749
Total assets	$4,408,389	$4,460,422

Liabilities
Future policy benefits	$852,856	$854,447
Policyholder account balances	2,161,459	2,191,105
Notes payable	14,700	14,700
Income taxes	40,336	35,319
Other liabilities	261,179	279,798
Separate account liabilities	404,210	400,749

Total liabilities	3,734,740	3,776,118

Stockholders’ equity
Common stock	23,121	23,121
Additional paid in capital	27,353	25,852
Retained earnings	762,344	780,892
Accumulated other
comprehensive loss	(17,485)	(25,118)
Less treasury stock	(121,684)	(120,443)

Total stockholders’ equity	673,649	684,304

Total liabilities and equity	$4,408,389	$4,460,422

See accompanying Notes to Consolidated Financial Statements.

Consolidated
Statements of Income (Unaudited)
(Thousands, except share data)
	Quarter ended
	March 31
	2007	2006
Revenues
Insurance revenues:
Premiums	$42,648	$43,620
Contract charges	28,703	29,333
Reinsurance ceded	(12,944)	(13,145)
Total insurance revenues	58,407	59,808
Investment revenues:
Net investment income	47,084	48,913
Realized investment gains (losses)	5,124	(265)
Other revenues	2,417	2,528
Total revenues	113,032	110,984

Benefits and expenses
Policyholder benefits	43,997	42,484
Interest credited to policyholder account balances	22,773	23,558
Amortization of deferred acquisition costs
and value of business acquired	11,191	11,449
Operating expenses	22,710	23,544
Total benefits and expenses	100,671	101,035

Income before income tax expense	12,361	9,949

Income tax expense	4,055	2,760

Net income	$8,306	$7,189

Per common share:
Net income, basic and diluted	$0.70	$0.60

Cash dividends	$2.27	$0.27

See accompanying Notes to Consolidated Financial Statements.

Consolidated
Statements of Cash Flows (Unaudited)
(Thousands)
	Quarter ended
	March 31
	2007	2006

Operating activities
Net cash provided	$4,733	$1,623

Investing activities
Purchases of investments:
Fixed maturity securities	(85,920)	(76,949)
Equity securities	(771)	(1,749)
Mortgage loans	(16,326)	(20,545)
Other investment assets	(1,235)	(42,875)
Sales of investments:
Fixed maturity securities	9,126	36,797
Equity securities	-	161
Other investment assets	12,995	36,195
Maturities and principal paydowns
of investments	114,372	86,951
Net additions to property and
equipment	(507)	(113)
Proceeds from sale of
non insurance affiliate	10,104	-
Net cash provided	41,838	17,873

Financing activities
Proceeds from borrowings	625	12,681
Repayment of borrowings	(625)	(14,595)
Deposits on policyholder account
balances	56,705	55,552
Withdrawals from policyholder
account balances	(85,541)	(72,896)
Net transfers from
separate accounts	3,283	5,687
Change in other deposits	15,287	(4,052)
Cash dividends to stockholders	(26,599)	(3,213)
Net disposition (acquisition)
of treasury stock	260	(1,407)
Net cash used	(36,605)	(22,243)

Increase (decrease) in cash	9,966	(2,747)
Cash at beginning of year	3,908	12,099

Cash at end of period	$13,874	$9,352

See accompanying Notes to Consolidated Financial Statements.

Notes

•	Comprehensive income (loss) was $15.9 million and ($21.5)
million for the first quarter of 2007 and 2006, respectively.
This varies from net income largely due to unrealized gains
or losses on investments.

•	Income per common share is based upon the
weighted average number of shares outstanding
during the quarter, 11,856,385 shares (2006 -
11,908,863 shares).

•	These interim financial statements are unaudited but,
in management's opinion, include all adjustments
necessary for a fair presentation of the results. Please
refer to the Company's Form 10-Q and the Company's
Annual Report on Form 10-K as filed with the U.S.
Securities and Exchange Commission at
www.kclife.com.

•	Certain amounts in prior years have been reclassified
to conform with the current year presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANSAS CITY LIFE INSURANCE COMPANY
(Registrant)

By:/s/R. Philip Bixby

R. Philip Bixby

President, Chief Executive Officer

& Chairman of the Board

May 8, 2007

(Date)